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                                                                   EXHIBIT 23(C)

                          CONSENT OF FINANCIAL ADVISORS

We consent to the inclusion of our Fairness Opinion issued to Bank of Tidewater in this proxy statement/prospectus. We also consent to the reference to our firm under the caption "Other Experts and Counsel", as applicable.


/s/ BAXTER FENTRISS AND COMPANY

Baxter Fentriss and Company

Richmond, Virginia
October 3, 2001